UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 10, 2010
SS&C Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-28430	06-1169696

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 Lamberton Road, Windsor, CT	06095

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (860) 298-4500

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
          On March 10, 2010, the Board of Directors (the “Board”) of SS&C Technologies Holdings, Inc. (the “Company”), a Delaware corporation and the parent company of SS&C Technologies, Inc. (“SS&C”), approved a form of indemnification agreement (the “Agreement”) to be entered into between the Company and each of its directors. The Agreement provides that the Company will indemnify each director to the fullest extent permitted by law for claims arising in his capacity as a director of the Company, provided that such director acted in good faith and in a manner that he reasonably believed to be in, or not opposed to, the Company’s best interests and, with respect to any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. In the event that the Company does not assume the defense of a claim against a director, the Company is required to advance such director’s expenses in connection with his defense, provided that the director undertakes to repay all amounts advanced if it is ultimately determined that he is not entitled to be indemnified by the Company.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          On March 11, 2010, the Company and SS&C entered into an amended and restated employment agreement (the “Employment Agreement”) with William C. Stone, the Company’s Chairman and Chief Executive Officer. The terms of the Employment Agreement, which were negotiated between Mr. Stone and representatives of The Carlyle Group (“Carlyle”), include the following:
•	The employment of Mr. Stone as the chief executive officer of the Company and SS&C;

•	An initial term through March 11, 2013 with automatic one-year renewals until terminated either by Mr. Stone or the Company;

•	An annual base salary of at least $750,000;

•	An opportunity to receive an annual bonus in an amount to be established by the Board based on the achievement of individual and Company performance goals as determined by the Company’s compensation committee. If Mr. Stone is employed at the end of any calendar year, his annual bonus will not be less than $500,000 for that year;

•	A grant of 153,846 shares of the Company’s Class A non-voting common stock that vests over a period of three years from March 11, 2010;

•	Certain severance payments and benefits. If the Company terminates Mr. Stone’s employment without cause, if Mr. Stone resigns for good reason (including, under certain circumstances, following a change of control as defined in the Employment Agreement) prior to the end of the term of the Employment Agreement, or if Mr. Stone receives a notice of non-renewal of the employment term by the Company, Mr. Stone will be entitled to receive (1) an amount equal to 200% of his base salary and 200% of his minimum annual bonus, (2) vesting acceleration with respect to 50% of his then unvested options and 100% of his shares of restricted stock, and (3) three years of coverage under SS&C’s medical, dental and vision benefit plans. In the event of Mr. Stone’s death or a termination of Mr. Stone’s employment due to any disability that renders Mr. Stone unable to perform his duties under the Employment Agreement for six consecutive months, Mr. Stone or his representative or heirs, as applicable, will be entitled to receive (1) vesting acceleration with respect to 50% of his then unvested options and 100% of his shares of restricted stock, and (2) a pro-rated amount of his most recent annual bonus. In the event payments to Mr. Stone under the Employment Agreement (or the management agreement entered into by the Company, investment funds affiliated with Carlyle and Mr. Stone) cause Mr. Stone to incur a 20% excise tax under Section 4999 of the Internal Revenue Code, Mr. Stone will be entitled to an additional payment sufficient to cover such excise tax and any taxes associated with such payments; and
•	Certain restrictive covenants, including a non-competition covenant pursuant to which Mr. Stone will be prohibited from competing with SS&C and its affiliates during his employment and for a period equal to the later of (1) four years following March 11, 2010, in the case of a termination by the Company for cause or a resignation by Mr. Stone without good reason, and (2) two years following Mr. Stone’s termination of employment for any reason.
“Cause” means (a) Mr. Stone’s willful and continuing failure (except where due to physical or mental incapacity) to substantially perform his duties; (b) Mr. Stone’s conviction of, or plea of guilty or nolo contendere to, a felony; (c) the commission by Mr. Stone of an act of fraud or embezzlement against Company or any of its subsidiaries as determined in good faith by a two-thirds majority of the Board; or (d) Mr. Stone’s breach of any material provision of the Employment Agreement.
“Good reason” means the occurrence of any of the following events without Mr. Stone’s written consent: (a) an adverse change in Mr. Stone’s title; (b) a material diminution in Mr. Stone’s employment duties, responsibilities or authority, or the assignment to Mr. Stone of duties that are materially inconsistent with his position; (c) any reduction in Mr. Stone’s base salary or minimum annual bonus; (d) a relocation of the Company’s principal executive offices to a location more than 35 miles from its current location which has the effect of increasing Mr. Stone’s commute; (e) any breach by the Company of any material provision of the Employment Agreement or the stockholders agreement entered into by and among the Company, investment funds affiliated with Carlyle and Mr. Stone; or (f) upon a change in control where (1) Carlyle exercises its bring-along rights in accordance with the stockholders agreement, and (2) Mr. Stone votes against the proposed transaction in his capacity as a stockholder.
Under the Employment Agreement, a “change of control” means:
          (a) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either:
•	the then-outstanding shares of the Company’s common stock or the common stock of SS&C, or
•	the combined voting power of the Company’s then-outstanding voting securities or the then outstanding voting securities of SS&C entitled to vote generally in the election of directors (in each case, other than any acquisition by the Company, Carlyle Partners IV, L.P. (an investment fund affiliated with Carlyle), Mr. Stone, any employee or group of employees of the Company, or affiliates of any of the foregoing, or by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its affiliates); or
          (b) individuals who, as of the date immediately following the effective date of Mr. Stone’s employment agreement, constituted the Board and any individuals subsequently elected to the Board pursuant to the stockholders agreement (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided, however, that any individual whose election, or nomination for election by the Company’s stockholders, was approved by at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board and any individual subsequently nominated or designated for election to the Board by Carlyle Partners IV, L.P. or any of its affiliates shall be considered as though such individual was a member of the Incumbent Board.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SS&C TECHNOLOGIES, INC.
Date: March 16, 2010	By:	/s/ Normand A. Boulanger
Normand A. Boulanger
President and Chief Operating Officer